UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 11, 2015
Date of Report (Date of earliest event reported)

4Cable TV International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1248 Highway 501 Business
Conway, South Carolina 29526

(Address of Principal Executive Offices)

1-843-347-4933

  (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to 4Cable TV International Inc.

Termination of Contract – Monarch Media LLC

On February 11, 2015 the Company entered into a termination and settlement agreement (the “Settlement Agreement”) with Monarch Media LLC (“Monarch”) in respect to a contract for investor relations services originally entered into on April 1, 2014 and filed on Current Report on Form 8-K as of April 4, 2014.

Under the terms of the termination and settlement, Monarch will receive the following cash payments totaling $11,925:

$6,000 on or before February 11, 2015;
$1,000 due March 1, 2015;
$1,000 due April 1, 2015;
$1,000 due May 1, 2015;
$1,000 due June 1, 2015;
$1,000 due July 1, 2015;
$925 due August 1, 2015.

In addition the Company will issue Monarch a total of 1 million shares of the Company’s common stock on or before Friday, February 13th, 2015 and a further 1 million shares on or before August 13, 2015.

A copy of the form of Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

We will issue an aggregate of 2,000,000 common shares to Monarch Media, LLC as consideration for entering into the Settlement Agreement with the Company.  The shares to be issued to Monarch Media, LLC are not registered under the Securities Act of 1933 ("the Securities Act") . These shares will be issued relying upon an exemption from registration under Rule 506 of Regulation of D of the Securities Act.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Settlement Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC. a Nevada corporation

Dated: February 12, 2015	By:	/s/ Steven K. Richey
Steven K. Richey Chief Executive Officer